UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: July 8, 2008

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 8, 2008, Monogram Biosciences, Inc. issued a press release regarding the commercial availability of its HERmark™ Breast Cancer Assay, a proprietary diagnostic that accurately quantifies HER2 total protein levels and HER2 homodimerization in patients with breast cancer.

A copy of the press release, entitled “Monogram Announces Commercial Availability of the HERmark Breast Cancer Assay” is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to Monogram Biosciences’ Internet address or any Internet address related to HERmark shall, under any circumstances, be deemed to incorporate the information available at such Internet addresses into this Current Report on Form 8-K. The information available at such Internet addresses is not part of this Current Report on Form 8-K or any other report filed by Monogram Biosciences with the Securities and Exchange Commission.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated July 8, 2008, entitled “Monogram Announces Commercial Availability of the HERmark Breast Cancer Assay.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

Date: July 8, 2008	By:	/s/ Kathy L. Hibbs
Kathy L. Hibbs
Senior Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release, dated July 8, 2008, entitled “Monogram Announces Commercial Availability of the HERmark Breast Cancer Assay.”